EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 24 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: April 7, 2020

Glencore AG

By:	/s/ Stephan Huber
Name:	Stephan Huber
Title:	Officer

By:	/s/ Martin Häring
Name:	Martin Häring
Title:	Director

Glencore International AG

By:	/s/ John Burton
Name:	John Burton
Title:	Director

By:	/s/ Peter Friedli
Name:	Peter Friedli
Title:	Officer

Glencore plc

By:	/s/ John Burton
Name:	John Burton
Title:	Director

By:	/s/ Peter Friedli
Name:	Peter Friedli
Title:	Officer